VOTING AGREEMENT
VOTING AGREEMENT, dated as of [●], 2026 (this "Agreement"), by and between Senti Biosciences, Inc., a Delaware corporation, Senti Biosciences Holdings, Inc., a Delaware corporation, and the stockholders listed on the signature pages hereto under the heading "Stockholder". "Issuer" means (i) prior to the completion of the Holding Company Reorganization (as defined in the Securities Purchase Agreement), Senti Biosciences, Inc. and (ii) from and after the completion of the Holding Company Reorganization, Senti Biosciences Holdings, Inc.;
WHEREAS, Senti Holdings, Inc. a Delaware corporation ("MidCo"), Senti Biosciences, Inc., Senti Biosciences Holdings, Inc., and certain investors (each, an "Investor", and collectively, the "Investors") have entered into a Securities Purchase Agreement, dated as of [●], 2026 (the "Securities Purchase Agreement"), pursuant to which MidCo (i) is issuing to the Investors (x) senior secured convertible notes of MidCo (the "Notes") which Notes shall be convertible into shares of common stock, par value $0.0001 per share, of MidCo or exchangeable for shares of common stock, par value $0.0001 per share, of the Issuer (the "Common Stock");
WHEREAS, MidCo expects to enter into a Contingent Value Rights Agreement with a rights agent (the “Contingent Value Rights Agreement”), pursuant to which eligible securityholders of Issuer will receive up to three contingent cash payments pursuant to the terms and conditions to be set forth therein;
WHEREAS, as of the date hereof, each Stockholder owns the number of shares of Common Stock, which represents the percentage of the total issued and outstanding capital stock of the Issuer set forth opposite its name on Appendix A hereto; and
WHEREAS, as a condition to the willingness of the parties to enter into the Securities Purchase Agreement and a Contingent Value Rights Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), each Stockholder has agreed to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by such Stockholder prior to the Stockholder Approval Date (as defined in the Securities Purchase Agreement) (the "Stockholder Approval Date") and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote prior to the Stockholder Approval Date, at any meeting of stockholders of the Issuer (the "Other Securities").
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

VOTING AGREEMENT & IRREVOCABLE PROXY OF THE STOCKHOLDER
SECTION 1.01.Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder, severally and not jointly with any other Stockholder, hereby agrees that at any meeting of the stockholders of the Issuer, however called, and in any action by written consent of the Issuer's stockholders, such Stockholder shall vote its shares of Common Stock and its Other Securities, if applicable: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement); (b) in favor of the transactions contemplated under the Contingent Value Rights Agreement and (c) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Issuer or MidCo under the Securities Purchase Agreement or Contingent Value Rights Agreement, as applicable, or which could result in any of the conditions to the Issuer's or MidCo’s obligations under the Securities Purchase Agreement or Contingent Value Rights Agreement, as applicable, not being fulfilled, as determined in good faith by the Issuer's officers or board of directors. Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement, the Contingent Value Rights Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholder under this Section 1.01 shall terminate on the later of the date immediately following the Stockholder Approval Date or the date that the stockholders of the Issuer approve the merger of MidCo with and into [NewCo, LLC] pursuant to that certain [Merger Agreement], dated April [●], 2026, by and between [MidCo, NewCo, Senti Biosciences Holdings, Inc., and Senti Biosciences, Inc.] (the “Merger Agreement” and such date, the “CVR Approval Date”).
SECTION 1.02.Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Common Stock and Other Securities (and such Stockholder hereby represents that any such proxy is revocable). By entering into this Agreement, each Stockholder, severally and not jointly with any other Stockholder, hereby grants a proxy appointing the Issuer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as the Issuer or its proxy or substitute shall, in the Issuer's sole discretion, deem proper with respect to the Common Stock and Other Securities. Each Stockholder intends this proxy granted by such Stockholder by this Section 1.02 to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and is granted in consideration of the Issuer entering into this Agreement and the Securities Purchase Agreement and incurring certain related fees and expenses. Each Stockholder, severally and not jointly with any other Stockholder, will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy.
Article II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
Each Stockholder, severally and not jointly on behalf of any other Stockholder, hereby represents and warrants to the Issuer as follows:
SECTION 2.01.Authority Relative to This Agreement. Such Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder [and to consummate the transactions contemplated hereby]. This Agreement has been duly executed and delivered by such

Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.
SECTION 2.02.No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder, if any, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which the Stockholder or the Common Stock or Other Securities owned by such Stockholder are bound.
(a)The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.
SECTION 2.03.Title to the Stock. As of the date hereof, such Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Issuer, which shares of Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Issuer set forth on such Appendix. Such Common Stock are all the securities of the Issuer owned, either of record or beneficially, by such Stockholder. Such shares of Common Stock are owned free and clear of all Encumbrances (as defined below) other than the irrevocable proxy granted under Section 1.02 hereto. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to its shares of Common Stock or Other Securities, if any, owned by such Stockholder.
Article III

COVENANTS
SECTION 3.01.No Disposition or Encumbrance of Stock. Each Stockholder, severally and not jointly with any other Stockholder, hereby covenants and agrees that, until the later of the Stockholder Approval Date or the CVR Approval Date., such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney (other than to the proxy designated by the Issuer for purposes of voting as directed by such Stockholder at any meeting of stockholders) with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights (except for the irrevocable proxy granted under Section 1.02 hereto and such agreements or limitations that would not adversely affect the Stockholder's ability to perform its obligations under this Agreement), charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to its shares of Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.
SECTION 3.02.Issuer Cooperation. Prior to the termination of this Agreement, the Issuer hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Issuer will not (and waives any rights against the Issuer in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement.
Article IV

MISCELLANEOUS
SECTION 4.01.Further Assurances. Each Stockholder will execute and deliver such proxies, powers of attorney and similar documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated by Section 1.01 hereof.
SECTION 4.02.Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Issuer shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person.
SECTION 4.03.Entire Agreement. This Agreement constitutes the entire agreement among the Issuer and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Issuer and the Stockholder with respect to the subject matter hereof.
SECTION 4.04.Amendment. The provisions of this Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto, nor may this Agreement be terminated by the Issuer other than pursuant to the provisions of Section 4.07.
SECTION 4.05.Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
SECTION 4.06.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Issuer and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 4.07.Termination. This Agreement shall automatically terminate on the earlier of: (i) the date immediately following the Stockholder Approval Date or the CVR Approval Date, whichever is later or (ii) the date that the Merger Agreement is terminated.
[Signature Page Follows]

IN WITNESS WHEREOF, each Stockholder and the Issuer has duly executed this Agreement.

THE ISSUER:
SENTI BIOSCIENCES, INC.
By:
Name:
Title:
Dated:	____, 2026	Address:	2 Corporate Drive, First Floor
South San Francisco, CA 94080

THE ISSUER:
SENTI BIOSCIENCES HOLDINGS, INC.
By:
Name:
Title:
Dated:	____, 2026	Address:	2 Corporate Drive, First Floor
South San Francisco, CA 94080

[Signature Page to the Voting Agreement]

STOCKHOLDER:

Exact Name of Stockholder

Authorized Signature

Title

Dated:	____, 2026	Address:

[Signature Page to the Voting Agreement]

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock and Voting Power